FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 4, 2017 (this “Agreement”), is entered into among Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Borrower”), Phillips Edison Grocery Center REIT I Inc., a Maryland corporation (the “Parent Entity”), the Lenders party hereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
RECITALS
A.    The Borrower, the Parent Entity, the other guarantors party thereto, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of September 16, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

B.    The Borrower has requested that the Credit Agreement be amended as set forth below.

C.    The parties hereto have agreed to amend the Credit Agreement as set forth herein.
D.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT
1.    Amendments. The Credit Agreement is hereby amended as follows:

(a)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“First Amendment Effective Date” means October 4, 2017.
“Key Agreement” has the meaning set forth in Section 8.03(a).
“PACE Financings” means (a) any “Property‑Assessed Clean Energy” loan or financing or (b) any other indebtedness, without regard to the name given thereto, which is (i) incurred for improvements to a Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi‑year assessments against such Property.
“Wells Agreement” has the meaning set forth in Section 8.03(a).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by deleting the “or” after clause (d)(i) therein and adding the following language to the end of clause (d)(ii): “or (iii) become the subject of a Bail-In Action.”

(c)The definition of “Funds from Operations” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “or disposition” in clause (z) after the words “in connection with the acquisition” and before the words “of real property”.

(d)The definition of “Net Operating Income” in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (a) in its entirety to read as follows:

(a) the aggregate gross revenues from the operations of such Property during such period from tenants paying rent (exclusive of any rental income from any leases to Major Tenants in any bankruptcy proceedings, to the extent the relevant leases have been rejected pursuant to such bankruptcy proceedings during the subject period and exclusive of above and below market lease adjustments and amortization of tenant allowance in accordance with GAAP) minus

(e)The definition of “Permitted Liens” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (k) thereof, substituting “;” for the “.” at the end of clause (l) thereof and inserting new clauses (m) and (n) after clause (l) to read as follows:

“(m)    Liens securing PACE Financings in an amount not to exceed (a) $1,000,000 in any one year and (b) $2,500,000, in the aggregate, during the term of this Agreement; and

(n)    Liens, if any, in favor of Bank of America, N.A., on Cash Collateral (as defined in the Existing Credit Agreement) pursuant to Section 2.14(a) of the Existing Credit Agreement.”

(f)    The definition of “Permitted Reorganization” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language to the end of clause (a) therein: “(including, without limitation, any merger, purchase, contribution or assumption of assets and/or liabilities or other similar transaction with any Affiliate)”.

(g)    The definition of “Secured Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Secured Indebtedness” means, for any Person, Indebtedness of such Person that is secured by a Lien; provided that (a) direct Indebtedness (as opposed to a Guarantee) that is secured solely by a Lien on Equity Interests and (b) PACE Financings, in each case, shall not be deemed to be Secured Indebtedness for the purposes of this Agreement.

(h)    The definition of “Unsecured Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Unsecured Indebtedness” means all Indebtedness which is not secured by a Lien; provided that (a) direct Indebtedness (as opposed to a Guarantee) that is secured solely by a Lien on Equity Interests and (b) PACE Financings, in each case, shall be deemed Unsecured Indebtedness for the purposes of this Agreement.
(i)    Section 6.12 of the Credit Agreement is hereby amended by adding a new clause (d) to the end of such section to read as follows:

(d)    Each Loan Party represents and warrants as of the First Amendment Effective Date that the it is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code; or (iv) a “governmental plan” within the meaning of ERISA.

(j)    A new Section 6.23 is hereby added to the end of Article VI to read as follows:

6.23    No EEA Financial Institution. No Loan Party is an EEA Financial     Institution.

(k)    Section 8.03(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)    Indebtedness under (i) the Loan Documents, (ii) the Existing Credit Agreement, (iii) Indebtedness incurred under that certain Credit Agreement, dated as of the First Amendment Effective Date, (as amended, modified, or restated from time to time) among the Borrower, the Parent Entity, any other guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Wells Agreement”) and (iv) Indebtedness incurred under that certain Credit Agreement, dated as of the First Amendment Effective Date, (as amended, modified, or restated from time to time) among the Borrower, the Parent Entity, any other guarantors party thereto, the lenders party thereto and KeyBank, National Association, as administrative agent (the “Key Agreement”);

(l)    Section 8.11(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)    Minimum Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any fiscal quarter of the Consolidated Group, to be less than the sum of (i) seventy-five percent (75%) of Tangible Net Worth as of the quarter ending December 31, 2017 plus (ii) an amount equal to seventy percent (70%) of the aggregate increases in Shareholders’ Equity of the Consolidated Group occurring subsequent to the quarter ending December 31, 2017 by reason of the issuance and sale of Equity Interests of the Consolidated Group (other than any Dividend Reinvestment Proceeds), including upon any conversion of debt securities of the Parent Entity or the Borrower into such Equity Interests, minus (iii) the aggregate amount of payments made with respect to any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity subsequent to the quarter ending December 31, 2017 and on or prior to the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained an Investment Grade Rating (the sum of (i) plus (ii) minus (iii), “Minimum Tangible Net Worth”); provided that following the date that the Parent Entity obtains an Investment Grade Rating, the requirement pursuant to this Section 8.11(d) shall be a fixed number based on the Minimum Tangible Net Worth required as of the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained the Investment Grade Rating  minus the aggregate amount of payments made with respect to any redemption, retirement, surrender, defeasance, repurchase, purchase or other similar transaction or acquisition for value, direct or indirect, on account of any Equity Interests of the Parent Entity after the last day of the fiscal quarter of the Consolidated Group immediately following the date the Parent Entity obtained the Investment Grade Rating.

(m)    Clause (iv) of Section 9.01(e) is hereby amended and restated in its entirety to read as follows:

(iv) there exists (A) an Event of Default (as defined under the Existing Credit Agreement) under the Existing Credit Agreement that is not waived and continues beyond any cure period provided therein and results in such debt under the Existing Credit Agreement becoming or being declared immediately due and payable, (B) an Event of Default (as defined under the Wells Agreement) under the Wells Agreement that is not waived and continues beyond any cure period provided therein and results in such debt under the Wells Agreement becoming or being declared immediately due and payable or (C) an Event of Default (as defined under the Key Agreement) under the Key

Agreement that is not waived and continues beyond any cure period provided therein and results in such debt under the Key Agreement becoming or being declared immediately due and payable; or

(n)    A new Section 11.19 if hereby added to the end of Article XI to read as follows:

11.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(o)    A new Section 11.20 is hereby added to the end of Article XI of the Credit Agreement after Section 11.19 to read as follows:

11.20    ERISA Representation. Each Lender as of the First Amendment Effective Date represents and warrants to the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Internal Revenue Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code; or (d) a “governmental plan” within the meaning of ERISA.

2.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders.
3.    Ratification of Credit Agreement. Each of the Loan Parties acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents as amended hereby.

4.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b)    This Agreement has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally;

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement;

(d)    The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of such Person’s Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to such Person except, in the case referred to in this clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(e)    After giving effect to this Agreement, the representations and warranties of the Borrower and each other Loan Party set forth in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement; and

(f)    After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

5.    Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or .pdf shall be effective as an original.

6.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.    Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. This Agreement shall be considered a Loan Document from and after the date hereof. The Loan Parties intend for the amendments to the Loan Documents set forth herein to evidence an amendment to the terms of the existing indebtedness of the Loan Parties to the Administrative Agent and the Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership

By: Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company, its General Partner

By: /s/ John Caulfield
Name: John Caulfield
Title: Vice President

PARENT ENTITY: PHILLIPS EDISON GROCERY CENTER REIT I INC.,
a Maryland corporation

By: /s/ John Caulfield
Name: John Caulfield
Title: Vice President

ADMINISTRATIVE
AGENT:            PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Brian Fagan
Name: Brian Fagan
Title: Senior Vice President

LENDERS:            PNC BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Brian B. Fagan
Name: Brian Fagan
Title: Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Senior Vice President

FIFTH THIRD BANK,
as a Lender

By: /s/ Michael P. Perillo
Name: Michael P. Perillo
Title: Vice President

REGIONS BANK,
as a Lender

By: /s/ C. Vincent Hughes, Jr.
Name: C. Vincent Hughes, Jr.
Title: Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Gregory A. Conner
Name: Gregory A. Conner
Title: Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Ty Treadwell
Name: Tyrus J. Treadwell
Title: Vice President

TRISTATE CAPITAL BANK,
as a Lender

By: /s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

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